HC Capital Trust
Specialist Manager Compliance Checklist
For the Quarter ended June 30, 2011

RULE 10f-3 AFFILIATED UNDERWRITER TRANSACTIONS

                                                                                                                  % OF
                                                                                                                   TOTAL
                                                                                                                  OFFERING  RECEIVED
                                                                                                                     IN       COPY
                     SPECIALIST     SECURITY /                           AFFILIATED          DATE        TOTAL     MANAGED    FORM
     PORTFOLIO        MANAGER        ISSUER           UNDERWRITER       UNDERWRITER        ACQUIRED    ACQUIRED    PORTION   10F-3?
------------------------------------------------------------------------------------------------------------------------------------
Core Fixed Income    Seix         Fiserv Inc.       JP Morgan         SunTrust Robinson    6/6/2011     $357,000    0.09%     Yes
                     Investment                                       Humphrey
                     Advisors
Core Fixed Income    Seix         TC Pipelines LP   JP Morgan         SunTrust Robinson   6/14/2011     $322,000    0.09%     Yes
                     Investment                                       Humphrey
                     Advisors
Core Fixed Income    Seix         Danaher Corp.     Bank of America   SunTrust Robinson   6/20/2011     $272,000    0.05%     Yes
                     Investment                                       Humphrey
                     Advisors

Fixed Income         Seix         MPT Oper          JP Morgan         SunTrust Robinson   4/19/2011   $2,815,000    0.63%     Yes
Opportunity          Investment   Partnership                         Humphrey
                     Advisors
Fixed Income         Seix         Regency Energy    Morgan Stanley    SunTrust Robinson   5/23/2011     $890,000    0.18%     Yes
Opportunity          Investment   Partners                            Humphrey
                     Advisors
Fixed Income         Seix         Vulcan Materials  Bank of America   SunTrust Robinson    6/3/2011     $800,000    0.13%     Yes
Opportunity          Investment                                       Humphrey
                     Advisors
Fixed Income         Seix         AMC Networks      Bank of America   SunTrust Robinson   6/22/2011     $745,000    0.11%     Yes
Opportunity          Investment   Inc.                                Humphrey
                     Advisors

US Corporate Fixed   Seix         Fiserv Inc.       JP Morgan         SunTrust Robinson    6/6/2011   $2,400,000    0.60%     Yes
Income Securities    Investment                                       Humphrey
                     Advisors
US Corporate Fixed   Seix         TC Pipelines LP   JP Morgan         SunTrust Robinson   6/14/2011   $2,153,000    0.62%     Yes
Income Securities    Investment                                       Humphrey
                     Advisors
US Corporate Fixed   Seix         Danaher Corp.     Bank of America   SunTrust Robinson   6/20/2011   $1,822,000    0.30%     Yes
Income Securities    Investment                                       Humphrey
                     Advisors